Exhibit 99.01

WindStream Technologies Sets Single Month Record

Company Ships Just Under 1 Megawatt of SolarMill® Products in March

NORTH VERNON, IN — (Marketwired) — 04/01/2015 — WindStream Technologies, Inc. (OTCQB: WSTI) (“WindStream” or the “Company”) announced today that it has had the best single month of shipping in the Company’s history, in March 2015, with shipments capable of producing, in the aggregate, just shy of 1 megawatt (mw) of hybrid renewable energy power. The Company has now shipped its products to 35 countries and has seen the SolarMill® adopted by residential users, small businesses and municipalities.

“March was a mega-month for the Company” said Dan Bates, President and CEO, “our biggest and busiest month to date, as SolarMills were shipped to Jamaica, India and Nigeria. As the demand for clean energy grows, we believe that WindStream is uniquely suited to provide its products to meet this increasing need.”

WindStream’s North Vernon facility in its current configuration and at full capacity is capable of producing products that can generate approximately 2mw of energy. This equals approximately $4 million of revenue using the Company’s base model, the SM1-2P. As an example of WindStream’ ability to scale its production, the Company built more generators in the last 15 days of March than it had in the previous 5 months of production, and the Company is increasing its capacity to fulfill its current order backlog.

The Company’s core product, the SolarMill®, is a scalable, hybrid, wind and solar renewable energy device that has resonated with customers both on and off grid. The design of the SolarMill® allows it to be easily installed and generate useable clean energy without the need for expensive and cumbersome processes like other renewable energy technologies.

The Company anticipates that volume will continue to increase as its second manufacturing plant in Hyderabad, India becomes fully operational in April 2015.

There are now more than 1,000 WindStream systems deployed in Jamaica, India, Nigeria and elsewhere in the world. These SolarMills are serving both residential and commercial properties, and they are operating both on and off the power grid.

“This was a major milestone for WindStream” said Travis Campbell, the Company’s COO. “Meeting the challenges of scaling our facility for the increase in sales and demand forced us to get better at every aspect of the manufacturing process and our team rose to the occasion. I could not be prouder.”

About WindStream Technologies:

Founded in 2008, WindStream Technologies, (OTCQB: WSTI), is headquartered in North Vernon, Indiana. WindStream Technologies was established to create global low-cost hybrid, renewable energy solutions for urban, suburban, and on and off-grid environments. Made in the USA, its patented SolarMill® hybrid wind and solar system technology is a distributed energy solution, which produces continuous renewable energy for customers. Learn more by visiting: http://www.windstream-inc.com.

Forward-Looking Statements

Certain statements in this press release constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimate,” “expect” and “intend,” among others. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs but they involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, such as business and political conditions in the geographic areas in which we sell our products; weather and natural disasters; changing interpretations of generally accepted accounting principles; outcomes of government reviews; inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which we are engaged.

Investors should read the risk factors set forth in the Annual Report on Form 10-K filed with the SEC on April 11, 2014 and future periodic reports filed with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Media Contact:

Caitlin Ertel

certel@windstream-inc.com

Investor Contact:

Mike Porter

Porter, LeVay and Rose

212.564.4700

mike@plrinvest.com

Source: WindStream Technologies, Inc.

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